Exhibit 99.1

Jones Soda Completes $9 Million Strategic Financing with SOL Global Portfolio Company HeavenlyRx

- New Capital to Drive Development of Existing Jones Portfolio, Along with Commercializing CBD-Infused Beverages –

SEATTLE, July 11, 2019 (GLOBE NEWSWIRE) -- Jones Soda Co. (the “Company”) (OTCQB: JSDA), a leader in the craft soda category known for its unique branding and authentic connection to its consumers, has completed a $9.0 million strategic financing with HeavenlyRx Ltd. (“HeavenlyRx”), a portfolio company of SOL Global Investments (“SOL Global”) focused on acquiring unique brands to sell CBD and hemp-infused products.

Under the terms of the agreement, HeavenlyRx purchased 15.0 million shares of Jones Soda at a price of $0.60 per share for a total of $9.0 million. The Company also issued HeavenlyRx a warrant with a 12-month term to purchase up to an additional 15.0 million shares at an exercise price of $0.78 per share, which provides Jones Soda the potential for an additional $11.7 million in capital.

Jones Soda plans to utilize the capital to further grow and enhance its existing beverage portfolio, along with pursuing the development of new extensions to Jones products, including the potential commercialization of CBD-infused beverages. In addition to providing capital for various product initiatives, HeavenlyRx will leverage its relationships with several thousand QSR locations, increasing the number of storefronts where Jones products are sold and bringing the Jones brand to more people across the country.

“Completing this funding with a strategic partner that has vast experience in the retail industry is a significant step forward for Jones Soda,” said Jennifer Cue, CEO of Jones Soda. “We believe that HeavenlyRx seeking out the Jones brand is a testament to our unique beverages that resonate well with consumers, and we expect their involvement will help accelerate future CBD-infused beverage brand development. We also believe this partnership will further bolster our product portfolio and significantly expand the network in which we sell our products, while maintaining the independent, rebellious and fun brand image that customers have come to love.”

As part of the strategic investment, HeavenlyRx has the right to designate two members of Jones Soda’s board of directors, which the Company expects to occur in the coming weeks.

HeavenlyRx has recommended industry veteran Paul Norman as one of the board designees. Norman is currently chairman and CEO of HeavenlyRx, where he is focused on developing a long-term strategic direction and growing the company’s brand portfolio. Previously, Norman spent over 30 years at the Kellogg Company, a multinational food manufacturing company, and most recently served as president of the company’s North American operations. During his multi-decade career at Kellogg, Norman led various transformation efforts through strategic portfolio innovation and management that resulted in long-term, profitable growth.

Jennifer continued: “It has continuously been our goal to expand our brand’s presence and bring our unique array of products to a larger customer base. We anticipate this strategic partnership will deliver the necessary capital and human resources to further grow our brand and meet those goals.”

About SOL Global Investments Corp.
SOL Global is an international investment company with a focus on, but not limited to, cannabis and cannabis related companies in legal U.S. states, the hemp and CBD marketplaces and the emerging European cannabis and hemp marketplaces. Its strategic investments and partnerships across cultivation, distribution and retail complement the company's R&D program with the University of Miami. It is this comprehensive approach that is positioning SOL Global as a future frontrunner in the United States' medical cannabis industry.

HeavenlyRx
SOL launched HeavenlyRx – a new international hemp focused portfolio company – to acquire a portfolio of battle tested and proven hemp/CBD companies, while also acquiring certain unique brands for which they believe CBD and hemp infused products could drastically change their growth.

About Jones Soda Co.
Headquartered in Seattle, Washington, Jones Soda Co.® (OTCQB: JSDA) markets and distributes premium beverages under the Jones® Soda and Lemoncocco® brands. A leader in the premium soda category, Jones Soda is made with pure cane sugar and other high-quality ingredients, and is known for packaging that incorporates ever-changing photos sent in from its consumers. Jones’ diverse product line offers something for everyone – pure cane sugar soda, zero-calorie soda and Lemoncocco non-carbonated premium refreshment. Jones is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. For more information, visit www.jonessoda.com or www.myjones.com or www.drinklemoncocco.com.

Forward-Looking Statements Disclosure
Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Factors that could affect the Company's actual results include, among others: its ability to successfully execute on its growth strategies and operating plans for the future; the Company’s ability to effectively utilize the proceeds from the strategic financing; the Company’s ability to develop and introduce new products to satisfy customer preferences and respond to changes in consumer demand or market acceptance for its products; the Company’s ability to develop CBD-infused beverages; the Company’s ability to manage operating expenses and generate sufficient cash flow from operations; the Company’s ability to maintain and expand distribution arrangements with distributors, independent accounts, retailers or national retail accounts; consumer response to and market acceptance of the Company’s new products; competition in the Company’s industry, particularly from Coke and Pepsi as well as other producers of craft beverages; imposition of new taxes, including potential taxes on sugar-sweetened beverages; changes in pricing and SKUs of its products; its ability to maintain relationships with manufacturers of its products; its ability to maintain a consistent and cost-effective supply of raw materials and flavors; its ability to maintain brand image and product quality; its ability to attract, retain and motivate key personnel; fluctuations in freight and fuel costs; the impact of currency rate fluctuations; its ability to protect its intellectual property; the impact of future litigation; its ability to access the capital markets for any future equity financing, and any actual or perceived limitations by being traded on the OTCQB Marketplace. More information about factors that potentially could affect the Company’s operations or financial results is included in its most recent annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (“SEC”) on March 22, 2019 and in the other reports filed with the SEC since that that date. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Cody Slach
Gateway Investor Relations
1-949-574-3860
JSDA@gatewayir.com